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                                                                    Exhibit 5.01
November 19, 1996

Isonics Corporation
4010 Moorpark Avenue, Suite 119
San Jose, California 95117

Re: Isonics Corporation
    -------------------

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC") on October 2, 1996 (the "Registration Statement") in connection with registration under the Securities Act of 1993, as amended, of (1) up to 850,000 shares of your Common Stock (the "Firm Shares"), (2) up to 850,000 Common Stock Purchase Warrants (the "Firm Warrants"), (3) up to 127,500 shares of Common Stock (the "Option Shares") and 127,500 Common Stock Purchase Warrants (the "Option Warrants") (the Firm Shares and Option Shares sometimes referred to as the "Shares" and the Firm Warrants and Option Warrants sometimes referred to as the "Warrants") issuable upon exercise of the Underwriters' over-allotment option (the Shares and Warrants to be sold in units, each unit to consist of one Share and one Warrant), (4) up to 977,500 shares of Common Stock that are issuable upon exercise of the Warrants, (5) up to 85,000 Representatives' Warrants, each Representatives' Warrant exercisable to acquire one share of Common Stock and one common stock purchase warrant (the "Underlying Warrant") to acquire one share of Common Stock, and the 170,000 shares of Common Stock that are issuable upon exercise of the Representatives' Warrants and the Underlying Warrants. All of the foregoing securities will be referred to collectively as the "Securities."

        As your counsel, we have examined the proceedings taken by you in connection with the issuance by you of the Securities that may be sold by you.

        It is our opinion that the Securities to be issued and sold by you pursuant to the Registration Statement, when issued, sold and paid for in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, and the Prospectus constituting a part thereof any amendments thereto which have been approved by us.

                               Very truly yours,

                               Fenwick & West LLP